UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2017

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 20, 2017, Bravatek Solutions, Inc. (the “Company”) entered into a Letter of Intent with HelpComm, Inc. (“HelpComm”), a telecom construction services corporation located in Manassas, Virgina, to purchase HelpComm, pursuant to which HelpComm agreed to deal exclusively with the Company regarding an acquisition of HelpComm or its assets for 60 days, and the parties agreed to the following to the following non-binding preliminary acquisition terms, subject to due diligence of the parties and the negotiation and execution of a definitive purchase agreement acceptable to both parties:

•	The Company will acquire all outstanding capital stock of Helpcomm, and Helpcomm shall become a wholly owned subsidiary of the Company;

•	The Company will issue to the stockholders of Helpcomm 100,000 shares of a newly designated class of preferred stock, which preferred stock shall be non-voting prior to conversion into the Company’s common stock, and shall be convertible into 600,000,000 shares of common stock at the holder’s election so long as unissued, unreserved, and authorized common stock is available for issuance and such conversion will not result in the holder owning more than 4.99% of the issued and outstanding common stock at such time; and

•	The Company will enter into employment agreements with two of the principals of Helpcomm, requiring the Company to compensate the principals with base salaries of $170,000 per year and $150,000 per year, with a performance bonus payable quarterly based on realized sales and actual expenses as compared to mutually agreed sales targets and budgeted expenses.

The foregoing description of the agreement and its terms is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Letter of Intent with HelpComm dated September 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: September 21, 2017	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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